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                                                                 Exhibit 10.25

                                                            [LOGO]
                                                            SILICON IMAGE, INC.
                                                            10131 Bubb Rd.
                                                            Cupertino, CA 95014
                                                            Ph: (408) 873-3111
                                                            Fax: (408) 873-0446



                                November 18, 1999



Steve Tirado
18052 Center Street
Castro Valley, CA 94546

Re:      FIRST YEAR BONUS

Dear Steve:

         This letter is to confirm our understanding regarding your bonus for your first year of employment with Silicon Image, Inc. (the "Company").

                  Pursuant the Company's offer letter to you dated June 16, 1999, you are eligible for a special cash bonus of up to $25,000 on the six-month anniversary of your date of hire and an additional $25,000 on the one-year anniversary of your date of hire, based on your achieving certain goals agreed to by you and the Company. Since the date of the offer letter, the Company has adopted an Executive Bonus Plan for October 1, 1999 to June 30, 2000 (the "Bonus Plan"). You and the Company desire that you, like the other executives, will be eligible for a bonus under the Bonus Plan if it would exceed the bonus described in your offer letter. To facilitate this determination and to transition you to the same compensation schedule as the rest of the Company's executive management team, you and the Company agree that the second sentence of the third paragraph of your offer letter will be deleted. Instead, you will be eligible for a bonus determined after June 30, 2000 as the greater of (a) the amount due to you under the Bonus Plan, or (b) $45,833 (which is equal to the $50,000 first-year bonus opportunity described in your offer letter, pro-rated to reflect the 11 months of full-time employment that you will completed as of June 30, 2000).

         Please countersign this letter to indicate your agreement with its terms.

Very truly yours,

Silicon Image, Inc.                               Accepted and agreed:


By:    /s/   David D. Lee                             /s/ Steve Tirado
   ---------------------------------------        ------------------------------
       David D. Lee, President and CEO                Steve Tirado


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